UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

Colfax Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8170 Maple Lawn Boulevard, Suite 180
Fulton, MD 20759
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Colfax Corporation (the “Company”) with the Securities and Exchange Commission on May 19, 2011 (the “Original Report”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision as to how frequently it will conduct future stockholder advisory votes regarding compensation of its named executive officers. No other changes have been made to the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s  2011 Annual Meeting of Stockholders held on May 18, 2011, our stockholders voted on, among other matters, a proposal on the frequency of future advisory votes on the compensation of the Company’s named executive officers. As previously reported by the Company in the Original Report, for the results of this vote, which was conducted on a non-binding advisory basis, the frequency of once every three years received the highest number of votes cast, as well as a majority of the votes cast on the proposal. Based on these results, and consistent with the recommendation of the Company’s Board of Directors (the “Board”), the Board has determined that the Company will conduct future advisory votes on the compensation of the Company’s named executive officers once every three years.  Accordingly, the next advisory vote on the compensation of the Company’s named executive officers will be held at the Company’s 2014 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation

Date: July 27, 2011	By:	/s/ C. SCOTT BRANNAN
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Finance and Chief Financial Officer